UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 4, 2016
Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 1000 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 303-6000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a)
The Company’s 2016 annual meeting of shareholders was held on May 4, 2016. The holders of 14,249,142 shares of common stock, 88.53 percent of the outstanding shares entitled to vote as of the record date, were represented at the meeting in person or by proxy.

(b)
At the annual meeting, Andrew S. Duff, William R. Fitzgerald, Michael E. Frazier, B. Kristine Johnson, Addison L. Piper, Sherry M. Smith, Philip E. Soran, Scott C. Taylor and Michele Volpi were elected as directors to serve a one-year term expiring at the annual meeting of shareholders in 2017. The following table shows the vote totals for each of these individuals:

Name	Votes For	Authority Withheld
Andrew S. Duff	11,751,036	474,913
William R. Fitzgerald	12,030,072	195,877
Michael E. Frazier	11,806,653	419,296
B. Kristine Johnson	11,866,415	359,534
Addison L. Piper	11,856,933	369,016
Sherry M. Smith	12,031,238	194,711
Philip E. Soran	11,999,763	226,186
Scott C. Taylor	11,899,612	326,337
Michele Volpi	12,011,508	214,441

Broker non-votes for each director totaled 2,023,193.

At the annual meeting, our shareholders also approved the proposal to ratify the selection of Ernst & Young LLP as the independent auditor for 2016. The following table indicates the specific voting results for this proposal:

Proposal	Votes For	Votes Against	Abstentions
Ratify the selection of Ernst & Young LLP as the independent auditor for 2016.	13,977,238	251,985	19,919

At the annual meeting, our shareholders also cast an advisory vote to approve the compensation of officers disclosed in the proxy statement, or a “say-on-pay” vote. The following table indicates the specific voting results for this proposal:

Proposal	Votes For	Votes Against	Abstentions
Advisory resolution approving the compensation of the officers disclosed in the proxy statement, or a “say-on-pay” vote.	8,723,978	3,441,409	60,562

Broker non-votes for this proposal totaled 2,023,193.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: May 5, 2016	By	/s/ John W. Geelan
John W. Geelan
General Counsel and Secretary